UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2011

Date of Report (Date of earliest event reported)

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 Winnisimmet Drive Chelsea, Massachusetts	02150
(Address of principal executive offices)	(Zip Code)

(617) 372-3293

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Offerics

Effective on September 27, 2011, the Board of Directors of Endeavor Power Corp., a Nevada corporation (the "Company"), accepted the resignations of Matthew Carley as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors and Keith Kress as a member of the Board of Directors. Simultaneously, the Board of Directors appointed Tom Mackay as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and the sole member of the Board of Directors.

Biography

Tom Mackay.  Mr. Mackay was the founder of Mackay Construction Co. over ten years ago. During the past ten years, Mr. Mackay has been the principal of Mackay Construction Co. generating revenues in excess of $10,000,000. Mackay Construction Co. is one of the largest and reputable construction companies in the Northeastern part of the United States.

Mr. Mackay has also commenced operations in the mining industry in 2007. He has acquired properties in Venezuela, Brazil, Boliva, Guyana and several other South American countries. Mr. Mackay has extensive experience in negotiating transactions and concessions with governmental parties throughout South America. Mr. Mackay’s business operational plan is to acquire additional properties throughout South America for mining and distributing tantalum and niobium throughout the United States and in China.

SECTION 7. REGULATION FD

Item 7.01 Regulation FD Disclosure

SECTION 8. OTHER EVENTS

Item 8.01 Other Events.

In accordance with the change in management, the business operations of the Company will be changing. The Company intends to initially conduct business involving managerial services and potential funding. The Company has retained several consultants to provide the necessary due diligence on certain mining properties located in Venezuela, Brazil, Bolivia, Guyana and several other South American countries (the “Properties”). Depending on the outcome of such due diligence, management of the Company will determine whether or not the Properties provide a viable opportunity for the Company. If the conclusion after due diligence results in the believe that the Properties may provide sufficient economic benefit for the Company, the Company will undertake to provide the capital and consultants necessary to fulfill the business operational plan involving the Properties.

The Company will be further changing its business focus to exploration stage properties. The Company has an opportunity to acquire from Mr. Mackay the Bolivian Rare Earth Property, which is one of the Properties.  As of the date of this Current Report, management intends to enter into an agreement by January 1, 2012 to acquire an option on wells, including exploration rights in certain claims located in the country of Bolivia.

Although there can be no assurance, management of the Company believes that large and well capitalized markets are readily available for all metals and precious and rare earth metals throughout the world. A very sophisticated market for the pricing and delivery of future production also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Moreover, the mineral exploration industry is highly competitive. The Company will be a new exploration stage company and will have a weak competitive position in the industry. The Company will compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which the Company may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which the Company may compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable the Company’s competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact the Company’s ability to attain the financing necessary for the Company to acquire further mineral exploration interests or explore and develop its current or future mineral exploration properties.

The Company may also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact the Company’s ability to raise additional capital in order to fund its acquisition or exploration programs if investors perceive that investments in the Company’s competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, the Company may compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR POWER CORP.

Date: November 28, 2011	/s/ Tom Mackay Name: Tom Mackay Title: President/Chief Executive Officer